UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 5, 2025

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-40445	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

3rd Floor

1 Ashley Road

Altrincham

Cheshire WA14 2DT

United Kingdom

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 (617) 468-5770

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 11, 2025, Centessa Pharmaceuticals plc (the “Company” or “Centessa”) announced the appointment of Dr. Mario Alberto Accardi, PhD, President and founder of the Company’s Orexin Program, as Chief Executive Officer (“CEO”) and member of the Board of Directors (the “Board”), effective January 1, 2026 (the “Start Date”), which was approved by the Board of the Company on December 5, 2025. Dr. Accardi will succeed Saurabh Saha MD PhD, who will step down from his position as CEO and a member of the Board of Directors, effective January 1, 2026. Dr. Saha will be appointed advisor to the CEO. Accordingly, Dr. Accardi has also been designated the Company’s principal executive officer.

As President of Centessa’s Orexin Program, Dr. Accardi has been responsible for leading strategic execution of the orexin pipeline, which has become the full focus of the Company. Prior to Centessa, he was Founder and Chief Executive Officer of Orexia Therapeutics, a neuroscience company harnessing advanced structural biology technologies to discover and develop orexin agonists for narcolepsy and other sleep-wake disorders. At Orexia, he successfully raised a €40M Series A, established multiple strategic partnerships, and led the company through its successful acquisition by Centessa in 2021. Previously, Dr. Accardi was in life sciences venture capital as an Investment Associate at Entrepreneurs Fund, and later as a Venture Partner at Fort Rock Capital. In these roles, he led deals in preclinical and clinical-stage biotech companies across different therapeutic areas. Dr. Accardi holds a Postgraduate in Genomic Medicine, a PhD in Biomedical Engineering, and a First-Class Honours MEng Degree in Mechanical Engineering from Imperial College London.

In connection with Dr. Accardi’s appointment as Chief Executive Officer of the Company, the Board agreed to increase his base salary to $600,000, effective January 1, 2026, and his target annual bonus for 2026 to 50% of his base salary. Dr. Accardi will also be granted equity awards in the upcoming annual cycle in February 2026 with a target grant date fair value of $6 million, with two-thirds of such awards in the form of stock options to purchase the Company’s American Depositary Shares and one-third in the form of Restricted Stock Units, in each case subject to customary vesting and other terms as determined by the Compensation Committee, under the Company’s Amended and Restated 2021 Stock Option and Incentive Plan. There are no family relationships between Dr. Accardi and any other director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Dr. Accardi that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Resignation of Chief Executive Officer and Director

On December 5, 2025, Dr. Saurabh Saha, M.D., Ph.D., Chief Executive Officer of the Company notified the Board of his resignation from his positions as Chief Executive Officer and as a member of the Board, effective January 1, 2026 (the “Effective Date”). Dr. Saha ’s resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On December 11, 2025, the Company issued a press release announcing the executive changes discussed above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2025

CENTESSA PHARMACEUTICALS PLC

By:	/s/ John Crowley
Name:	John Crowley
Title:	Chief Financial Officer